UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
July 1, 2002

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

                   Delaware                              US Airways Group, Inc. 54-1194634
          (State of incorporation                   US Airways, Inc.            53-0218143
            of both registrants)                      (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

US Airways, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

 Item 5.      Other Events

     On July 1, 2002, US Airways Group, Inc. (Company) and US Airways, Inc. issued a news release (see exhibit 99 below).

     Certain information contained in the attached news release should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which is subject to a number of risks and uncertainties. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside the Company's control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: costs related to the Company's compliance with governmental requirements imposed as a result of the September 11, 2001 terrorist attacks and the Company's response to the effect of such attacks; labor and competitive responses to the steps taken by the Company as a result of such attacks; demand for transportation in the markets in which the Company operates in light of such attacks; economic conditions; labor costs; financing costs; aviation fuel costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the Company's products; and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

Item 7.      Financial Statements and Exhibits

(c)   Exhibit

Designation                                                 Description
------------                                                    --------------

     99            News release dated July 1, 2002 of US Airways Group, Inc. and US Airways, Inc.

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                                               US Airways Group, Inc. (REGISTRANT)

 Date: July 1, 2002                                             By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)

                                                                               US Airways, Inc. (REGISTRANT)

Date: July 1, 2002                                             By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)

(this space intentionally left blank)

Exhibit 99

US AIRWAYS COMPLETES ATSB LOAN GUARANTEE APPLICATION AND
IMPLEMENTS FURTHER STRATEGIC AIRCRAFT PAYMENT DEFERRALS
AS PART OF PROPOSED CONSENSUAL RESTRUCTURING PLAN

ARLINGTON, Va., July 1, 2002 - US Airways Group, Inc. today said that it completed submission on June 28, 2002, of its final application with the Air Transportation Stabilization Board for a $900 million federal loan guarantee of a $1 billion loan - including identification to the ATSB of the initial lenders that have agreed to participate in the financing by providing the $100 million "at risk" portion of the loan.

The Company also said that it will begin deferring payments on public debt relating to aircraft that have already been grounded as well as selected older Boeing aircraft in service that have been targeted for debt modification as part of the Company's restructuring plan. The Company is currently negotiating with various creditors to reduce and restructure its costs and obligations under existing agreements, and these discussions will now include indenture trustees of the public debt issues affected.

As previously announced last week, the Company noted that the payment deferrals were not linked to the Company's current cash position and said it will otherwise continue to pay its day-to-day obligations and does not anticipate any impact to its customers, employees, airports or other operations from the strategic payment deferral program.

"We are pleased to be able to report positive progress on our ATSB application. Today's decision to defer payments on selected public debt and begin negotiations with affected trustees is a logical step to successfully conclude our restructuring activities," said President and Chief Executive Officer Dave Siegel.

"We continue to devote our attention towards completion of a voluntary restructuring plan, which requires modified labor agreements to reduce labor costs, as well as permit the implementation of an international and domestic alliance and add a very substantial number of regional jets. The timely completion of labor

-more-

US AIRWAYS COMPLETES ATSB LOAN GUARANTEE APPLICATION AND
IMPLEMENTS FURTHER STRATEGIC AIRCRAFT PAYMENT DEFERRALS
AS PART OF PROPOSED CONSENSUAL RESTRUCTURING PLAN
Page Two

July 1, 2002

negotiations - along with agreements with key lenders, lessors and vendors to reduce costs - and the issuance of a federal loan guarantee, should allow US Airways to successfully restructure outside of Chapter 11 reorganization," Siegel said.

Certain of the information discussed above or enclosed herewith should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. A number of risks and uncertainties exist, which could cause the actual results to differ materially from the results projected in such forward-looking statements. Additional information concerning the factors, which could cause actual results to differ materially from the forward-looking statements, will be contained in a Form 8-K filed with the Securities and Exchange Commission. US Airways assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

NUMBER: 4310